Exhibit 99.1

[SAIC Letterhead]

September 8, 2005

To the SAIC Directors and Executive Officers

Re:	Important Notice Regarding SOX Blackout Period and
Restrictions on Directors and Executive Officers Ability to Trade in SAIC Securities

Ladies and Gentlemen:

The purpose of this letter is to notify you of an upcoming “blackout period” (September 23, 2005 to October 14, 2005) during which you will be prohibited from effecting any transactions in SAIC stock or options, including exercising stock options that expire during the blackout period.

Retirement Plan Blackout Period

As you know, SAIC has postponed the trade date that was originally scheduled to occur on September 23, 2005 until October 14, 2005. Delaying the trade date will affect the ability of participants and beneficiaries in the Science Applications International Corporation 401(k) Profit Sharing Plan and the Science Applications International Corporation Employee Stock Retirement Plan (collectively, the “Plans”) to complete transactions involving SAIC common stock. The period between September 23, 2005 and October 14, 2005, which is created by the delay, is called a “blackout period.” The blackout period and reasons for the blackout period are further described in the Notice to SAIC Retirement Plan Participants attached as Exhibit A, which forms a part of this letter of notification to directors and executive officers.

Insider Trading Prohibition During Blackout Period

The Sarbanes-Oxley Act of 2002 (“SOX”) and Regulation Blackout Trading Restriction, or BTR, enacted under SOX impose trading restrictions on executive officers and directors during a blackout period. The SOX insider trading rules make it unlawful for any director or executive officer of SAIC to, directly or indirectly, purchase, sell or otherwise acquire or transfer any SAIC equity security during the period beginning on September 23, 2005 and ending immediately before the trade is completed on October 14, 2005. This means directors and executive officers will still be able to participate in the rescheduled October 14th trade because the blackout period will lift at the time that participants and beneficiaries in the Plans are able to complete their trades. Although the SOX insider trading rules contain limited exceptions, because of the complexity of the rules, SAIC has decided to prohibit all transactions by directors

Directors and Executive Officers of

    Science Applications International Corporation

September 8, 2005

or executive officers that involve SAIC equity securities during the blackout period, other than any transaction that is approved in advance in writing by the General Counsel’s Office.

Importantly, during the blackout period, the SOX insider trading rules prohibit the grant and/or exercise of stock option grants, restricted stock, restricted stock units and other types of compensation awards whose value is denominated in, derived from or based on the market value of SAIC common stock by directors and executive officers. Because of these restrictions, you may wish to evaluate the expiration dates of any outstanding stock options prior to the beginning of the blackout period. Note however, your purchase rights under the SAIC 2004 Employee Stock Purchase Plan (the “ESPP”) will not be affected because the purchase period for the ESPP will not end until the new trade date, October 14, 2005.

If you have any questions regarding the blackout period, your status as an executive officer or director for purposes of the SOX rules, your ability to enter into a transaction during the blackout period or the rescheduled October 14th trade date, you should contact me by email at douglas.e.scott@saic.com, by telephone at (858) 826-7325, by facsimile at (858) 826-6808 or by mail at 10260 Campus Point Drive, M/S F2, San Diego, California 92121. If I am unavailable for any reason, please contact Paul Greiner by email at paul.h.greiner@saic.com or by telephone at (858) 826-7360.

Very truly yours,

/s/ Douglas E. Scott
Douglas E. Scott Senior Vice President, General Counsel and Secretary

cc:	Paul H. Greiner

EXHIBIT A

Important Notice Concerning Your Rights under the Science Applications International Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”) and the Science Applications International Corporation Employee Stock Retirement Plan (the “ESRP”).

September 1, 2005

This notifies you that Science Applications International Corporation (“SAIC”) has postponed the trade date that was originally scheduled for September 23, 2005 until October 14, 2005. There will also be a corresponding change in the cutoff date for submitting your paperwork requesting an exchange of shares of SAIC stock into another investment option within the 401(k) Plan and the ESRP. The cutoff date for submission of requests for exchanges of those shares of stock into a different investment options initially was set for Tuesday, September 20, 2005, and has been postponed until Tuesday, October 11, 2005. The relevant date changes are as follows:

EVENT	ORIGINAL SCHEDULE	NEW SCHEDULE

Board Pricing Date	September 16, 2005	October 7, 2005

Exchange Submittal Cutoff Date	September 20, 2005	October 11, 2005

Exchange/Trade Date	September 23, 2005	October 14, 2005

As a participant or beneficiary in the 401(k) Plan or ESRP, you are only permitted to increase, decrease or liquidate the portion of your account that is invested in SAIC Stock (or acquire shares of SAIC stock for the first time) on a trade date. The period between September 23, 2005 and October 14, 2005 that is created by the postponement of the September 23rd trade date is called a “blackout period.” Although it is anticipated that the rescheduled trade date will occur on October 14, 2005, it is possible that there may be further delay and the blackout period may be extended. You can confirm whether the blackout period has started or ended by contacting the Director of Retirement Programs through the contact information below or by accessing SAIC’s intranet site, ISSAIC (https://issaic.saic.com/saic-ipo/), or the section of SAIC’s publicly available website devoted to the transactions discussed below at http://www.saic.com/saic-ipo/.

The reason for the postponement is that today, September 1st, SAIC announced the filing of a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) relating to the initial public offering (“IPO”) of common stock of a newly formed parent company, SAIC, Inc. To facilitate the IPO, a registration statement on Form S-4 has been filed with the SEC concerning a capital restructuring through which SAIC, Inc. (“New SAIC”) will become the parent of Science Applications International Corporation (“Old SAIC”). In the capital restructuring, shares of Old SAIC stock will be exchanged with shares of preferred stock of New SAIC stock, which are entitled to 10 votes per share but have transfer restrictions that will expire in four stages during the twelve-month period after the proposed IPO. Other than the voting rights and transfer restrictions, the terms of the preferred stock to be held by existing stockholders and the common stock to be held by public investors will be the same. It is also contemplated that a dividend will be issued following completion of the IPO.

Following the trade date initially scheduled for September 23, 2005 that is being postponed until October 14, 2005, SAIC will discontinue its limited market trade for directly held SAIC stock scheduled for December 2005. This will not affect the scheduled December trade date for the 401(k) Plan and ESRP. If the IPO and capital restructuring transactions are completed in early 2006, New SAIC intends to permanently discontinue the limited market for directly held New SAIC stock. However, New SAIC expects to continue quarterly trades in New SAIC stock for the 401(k) Plan and the ESRP in December 2005 and for the twelve-month period following completion of the IPO (April, July, October and December, 2006).

Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date immediately before the commencement of any blackout period (i.e., the last date on which you could trade in SAIC stock) in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans. Because the restriction on trading shares of SAIC stock is lifted only four times per year, this 30-day advance notice would have required that we provide you with a notice of the blackout period on May 10, 2005 (i.e., 30 days prior to the June trade date). SAIC’s decision to restructure was not finalized until after the May trade date. The timing of the registration statement filing created an unanticipated postponement of the September trade date in order to coordinate the registration process. Moreover, SAIC determined it would have been imprudent not to provide participants in the 401(k) Plan and ESRP with additional time to consider how SAIC’s capital restructuring, IPO and payment of a dividend may affect the value of their investment in SAIC stock. Further, until information about the IPO was made available to the public, federal securities laws prohibited SAIC from disclosing information to you about the IPO. However, in order to give you additional time to make a considered investment decision with respect to SAIC stock, this notice of the blackout period is being issued as soon as reasonably possible after the public announcement of the IPO.

Participants in the 401(k) Plan and ESRP are encouraged to study the terms of the proposed IPO, capital restructuring, transfer restrictions on New SAIC preferred stock, dividend and related terms and transactions. To allow sufficient time to study these terms and transactions, the Board of Directors of SAIC and Bull, Inc. and the SAIC Retirement Plans Committee determined that it was appropriate to postpone the limited market trade and the cutoff date for exchanges of SAIC stock out of the 401(k) Plan and the ESRP.

For additional information regarding whether the blackout period has started or ended and the timing of investments in SAIC stock under the 401(k) Plan and ESRP, please check the Frequently Asked Questions (“FAQs”) posted on SAIC’s intranet, ISSAIC, at https://issaic.saic.com/saic-ipo/ or SAIC’s publicly available website, http://www.saic.com/saic-ipo/. In addition, you may contact Lucy K. Moffitt, Vice President, Director for Retirement Programs, SAIC, by mail at 10260 Campus Point Drive, M/S F2, San Diego, CA 92121, by email at lucy.k.moffitt@saic.com, or by phone at (858) 826-5330.